NeoPhotonics Reports First Quarter 2019 Financial Results

•	Revenue of $79.4 million for the quarter, up 16% year-over-year

•	High Speed Products represented 88% of total revenue for the quarter
SAN JOSE, Calif. - May 2, 2019 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and data center applications, today announced financial results for its first quarter ended March 31, 2019.
”NeoPhotonics delivered strong year over year growth in our seasonally low first quarter. We are focused on the highest speed coherent solutions that are well-aligned with leading industry trends, which has positioned us to benefit from growing deployments of high baud rate systems for 200G to 600G globally,” said Tim Jenks, NeoPhotonics Chairman and CEO. “These higher bandwidth systems accentuate the unique value proposition of our ultra-narrow linewidth lasers and high performance photonic integrated chips,” concluded Mr. Jenks.
First Quarter Summary

•	Revenue was $79.4 million, down 13% quarter-over-quarter and up 16% year-over-year

•	Gross margin was 19.8%, down from 24.8% in the prior quarter

•	Non-GAAP Gross margin was 22.4%, down from 28.6% in the prior quarter

•	Diluted net loss per share was $0.30, in comparison to a net loss of $0.15 per share in the prior quarter

•	Non-GAAP diluted net loss per share was $0.19, down from net income per share of $0.05 in the prior quarter

•	Cash generated from operations was $8.7 million, down from $10.6 million in the prior quarter

•	Adjusted EBITDA was a loss of $0.8 million, down from income of $10.5 million in the prior quarter
Non-GAAP results in the first quarter of 2019 exclude $3.3 million of stock-based compensation expense, $1.3 million of accelerated depreciation, $0.8 million of divestiture costs, amortization of acquisition-related intangibles and restructuring charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.
As of March 31, 2019, cash and cash equivalents, short-term investments and restricted cash, together totaled $78.9 million, up $2.2 million compared to December 31, 2018. Restricted cash as of March 31, 2019 was $11.6 million, up $0.5 million compared to December 31, 2018.
Outlook for the Quarter Ending June 30, 2019

	GAAP	Non-GAAP
Revenue	$88 to $93 million
Gross Margin	23% to 27%	25% to 29%
Operating Expenses	$27.0 +/- $0.5 million	$24.0 +/- $0.5 million
Earnings per share	$0.16 to $0.06 net loss	$0.06 net loss to $0.04 net profit

The non-GAAP outlook for the second quarter of 2019 excludes the expected impact of stock-based compensation expense of approximately $3.5 million, of which $0.6 million is estimated for cost of goods sold, the impact of expected amortization of intangibles of approximately $0.3 million and restructuring charges of approximately $0.8 million for accelerated depreciation on an end-of-life production line.
Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures
The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call
The Company will host a conference call today, Thursday, May 2, 2019 at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time). The call will be available, live, to interested parties by dialing +1-855-719-5012. For international callers, please dial +1-334-323-0505. The Conference ID number is 3001544. Please dial into the conference call 5-10 minutes prior to the scheduled start time.
A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.
A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.
About NeoPhotonics
NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; potential governmental trade actions; possible disruptions in demand for the Company’s products due to industry developments; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the timely and successful development and market acceptance of new products and upgrades to existing products; changes in economic and industry projections; and a decline in general conditions in the telecommunications equipment industry or the world economy generally. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.
NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com
©2019 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Mar 31, 2019	Dec 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$59,793	$58,185
Short-term investments	7,524	7,481
Restricted cash	11,577	11,053
Accounts receivable, net	65,210	74,751
Inventories	53,618	52,159
Assets held for sale	3,074	2,971
Prepaid expenses and other current assets	23,995	26,605
Total current assets	224,791	233,205
Property, plant and equipment, net	95,688	100,090
Operating lease right-of-use assets	16,847	—
Purchased intangible assets, net	2,736	3,018
Goodwill	1,115	1,115
Other long-term assets	3,159	3,148
Total assets	$344,336	$340,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,853	$58,403
Notes payable and short-term borrowing	2,339	4,795
Current portion of long-term debt	2,963	2,897
Accrued and other current liabilities	50,269	50,288
Total current liabilities	113,424	116,383
Long-term debt, net of current portion	50,213	50,454
Operating lease liabilities, noncurrent	18,019	—
Other noncurrent liabilities	10,122	13,499
Total liabilities	191,778	180,336

Stockholders’ equity:
Common stock	116	116
Additional paid-in capital	568,194	564,722
Accumulated other comprehensive loss	(4,189)	(7,126)
Accumulated deficit	(411,563)	(397,472)
Total stockholders’ equity	152,558	160,240
Total liabilities and stockholders’ equity	$344,336	$340,576

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Revenue	$79,366	$91,104	$68,586
Cost of goods sold (1)	63,629	68,518	59,404
Gross profit	15,737	22,586	9,182
Gross margin	19.8%	24.8%	13.4%
Operating expenses:
Research and development (1)	14,683	13,510	13,888
Sales and marketing (1)	4,603	4,362	4,124
General and administrative (1)	7,753	7,344	7,650
Amortization of purchased intangible assets	119	118	119
Asset sale related costs	329	83	14
Restructuring charges	179	1,349	31
Litigation settlement	—	2,195	—
Loss on asset sale	—	200	—
Total operating expenses	27,666	29,161	25,826
Loss from operations	(11,929)	(6,575)	(16,644)
Interest income	99	97	93
Interest expense	(493)	(486)	(708)
Other income (expense), net	(1,598)	(445)	(349)
Total interest and other income (expense), net	(1,992)	(834)	(964)
Loss before income taxes	(13,921)	(7,409)	(17,608)
Income tax (provision) benefit	(170)	680	(638)
Net loss	$(14,091)	$(6,729)	$(18,246)
Basic net loss per share	$(0.30)	$(0.15)	$(0.41)
Diluted net loss per share	$(0.30)	$(0.15)	$(0.41)
Weighted average shares used to compute basic net loss per share	46,414	46,150	44,259
Weighted average shares used to compute diluted net loss per share	46,414	46,150	44,259

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$601	$764	$650
Research and development	881	952	773
Sales and marketing	678	737	938
General and administrative	1,178	1,162	986
Total stock-based compensation expense	$3,338	$3,615	$3,347

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
NON-GAAP GROSS PROFIT:
GAAP gross profit	$15,737	$22,586	$9,182
Stock-based compensation expense	601	764	650
Amortization of purchased intangible assets	184	184	203
Depreciation of acquisition-related fixed asset step-up	(66)	(75)	(69)
End-of-life related inventory write-down	—	2,565	—
Accelerated depreciation	1,315	—	—
Restructuring charges	—	—	92
Non-GAAP gross profit	$17,771	$26,024	$10,058
Non-GAAP gross margin as a % of revenue	22.4%	28.6%	14.7%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$27,666	$29,161	$25,826
Stock-based compensation expense	(2,737)	(2,851)	(2,697)
Amortization of purchased intangible assets	(119)	(118)	(119)
Depreciation of acquisition-related fixed asset step-up	(66)	(66)	(67)
Asset sale related costs	(329)	(83)	(14)
Restructuring charges	(179)	(1,349)	(31)
Litigation settlement	—	(2,195)	—
Loss on asset sale	—	(200)	—
Non-GAAP total operating expenses	$24,236	$22,299	$22,898
Non-GAAP total operating expenses as a % of revenue	30.5%	24.5%	33.4%

NON-GAAP OPERATING INCOME (LOSS):
GAAP loss from operations	$(11,929)	$(6,575)	$(16,644)
Stock-based compensation expense	3,338	3,615	3,347
Amortization of purchased intangible assets	303	302	322
Depreciation of acquisition-related fixed asset step-up	—	(9)	(2)
Asset sale related costs	329	83	14
End-of-life related inventory write-down	—	2,565	—
Accelerated depreciation	1,315	—	—
Restructuring charges	179	1,349	123
Litigation settlement	—	2,195	—
Loss on asset sale	—	200	—
Non-GAAP income (loss) from operations	$(6,465)	$3,725	$(12,840)
Non-GAAP operating margin as a % of revenue	(8.1)%	4.1%	(18.7)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
NON-GAAP NET INCOME (LOSS):
GAAP net loss	$(14,091)	$(6,729)	$(18,246)
Stock-based compensation expense	3,338	3,615	3,347
Amortization of purchased intangible assets	303	302	322
Depreciation of acquisition-related fixed asset step-up	—	(9)	(2)
Asset sale related costs	329	83	14
End-of-life related inventory write-down	—	2,565	—
Accelerated depreciation	1,315	—	—
Restructuring charges	179	1,349	123
Litigation settlement	—	2,195	—
Loss on asset sale	—	200	—
Income tax effect of Non-GAAP adjustments	(377)	(1,153)	(126)
Non-GAAP net income (loss)	$(9,004)	$2,418	$(14,568)
Non-GAAP net income (loss) as a % of revenue	(11.3)%	2.7%	(21.2)%

ADJUSTED EBITDA:
GAAP net loss	$(14,091)	$(6,729)	$(18,246)
Stock-based compensation expense	3,338	3,615	3,347
Amortization of purchased intangible assets	303	302	322
Depreciation of acquisition-related fixed asset step-up	—	(9)	(2)
Asset sale related costs	329	83	14
End-of-life related inventory write-down	—	2,565	—
Accelerated depreciation	1,315	—	—
Restructuring charges	179	1,349	123
Litigation settlement	—	2,195	—
Loss on asset sale	—	200	—
Interest expense, net	394	389	615
Provision (benefit) for income taxes	170	(680)	638
Depreciation expense	7,233	7,260	7,686
Adjusted EBITDA	$(830)	$10,540	$(5,503)
Adjusted EBITDA as a % of revenue	(1.0)%	11.6%	(8.0)%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net loss per share	$(0.30)	$(0.15)	$(0.41)
GAAP diluted net loss per share	$(0.30)	$(0.15)	$(0.41)
Non-GAAP basic net income (loss) per share	$(0.19)	$0.05	$(0.33)
Non-GAAP diluted net income (loss) per share	$(0.19)	$0.05	$(0.33)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	46,414	46,150	44,259
SHARES USED TO COMPUTE GAAP DILUTED NET LOSS PER SHARE	46,414	46,150	44,259
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	46,414	49,334	44,259